Exhibit 99.1
CONNETICS AMENDS INDENTURE GOVERNING ITS CONVERTIBLE SENIOR NOTES DUE 2008 AND ANNOUNCES CLOSE OF CONSENT SOLICITATION
PALO ALTO, Calif. (July 21, 2006) – Connetics Corporation (Nasdaq: CNCT), a specialty pharmaceutical company that develops and commercializes dermatology products, previously announced that it was soliciting consents (the “Consent Solicitation”) from holders of its outstanding 2.25% Convertible Senior Notes due 2008 (the “2008 Notes”) and 2.00% Convertible Senior Notes due 2015 (the “2015 Notes”, and together with the 2008 Notes, the “Notes”) pursuant to a Consent Solicitation Statement, dated July 10, 2006, as supplemented July 19, 2006 and, with respect to the 2008 Notes, as further supplemented July 21, 2006.
The Consent Solicitation for both the 2008 Notes and the 2015 Notes expired today at 5:00 p.m., New York City time.
Connetics announced that as of 5:00 p.m., New York City time, today, it had received the requisite consents to amend the indenture governing the 2008 Notes. The Company and the trustee of the 2008 Notes have entered into a supplemental indenture (the “2008 Supplemental Indenture”) effecting the amendments and waivers with respect to the 2008 Notes and consents with respect to the 2008 Notes may no longer be revoked. In consideration of amendments and waivers set forth in the 2008 Supplemental Indenture, Connetics shall pay the following, as applicable:
(i) A consent payment to consenting holders of 2008 Notes of $15.00 per $1,000 outstanding principal amount of 2008 Notes upon or promptly following execution of the 2008 Supplemental Indenture;
(ii) An additional payment to all holders of 2008 Notes of record on July 25, 2006, of $35.00 per $1,000 outstanding principal amount of 2008 Notes if Connetics has not filed an amendment to its 2005 Form 10-K containing restated financial statements, and its quarterly report for the quarter ended March 31, 2006, by the close of business on July 25, 2006; and
(iii) Special interest of 4.75% per annum on the 2008 Notes payable to all holders of 2008 Notes and accruing from the date of execution of the 2008 Supplemental Indenture to the final maturity of the 2008 Notes if the Company has not filed an amendment to its 2005 Form 10-K containing restated financial statements, and its quarterly report for the quarter ended March 31, 2006, by the close of business on July 25, 2006.
The above consideration terms reflect changes with respect to the Consent Solicitation for the 2008 Notes set forth in a supplement to the Consent Solicitation Statement, dated July 21, 2006.
The Company also announced that it had not received the requisite consents to amend the indenture governing the 2015 Notes. Accordingly, if Connetics does not file its quarterly report for the quarter ended March 31, 2006 by the close of business on July 25, 2006, the holders of at least 25% of the outstanding 2015 Notes, or the trustee for the 2015 Notes, may deliver a notice to the Company stating that they are accelerating the maturity of such Notes. If the maturity of the 2015 Notes is accelerated, the Company has adequate cash and short term investments to repay the 2015 Notes.

This announcement is not an offer to purchase or sell, a solicitation of an offer to purchase or sell or a solicitation of consents with respect to any securities. The consent solicitation was made solely pursuant to the Consent Solicitation Statement dated July 10, 2006, as supplemented July 19, 2006 and, with respect to the 2008 Notes, as further supplemented July 21, 2006.
Forward Looking Statements
Except for historical information, this press release includes “forward-looking statements” within the meaning of the Securities Litigation Reform Act. All statements included in this press release that address activities, events or developments that Connetics expects, believes or anticipates will or may occur in the future, including, particularly, statements about Connetics’ ability to repay the 2015 Notes are forward-looking statements. All forward-looking statements are based on assumptions made by Connetics’ management based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond Connetics’ control, and which could cause actual results or events to differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks and other factors that are discussed in documents filed by Connetics with the Securities and Exchange Commission from time to time. Forward-looking statements represent the judgment of the Company’s management as of the date of this release, and Connetics disclaims any intent or obligation to update any forward-looking statements.

Contacts:
Connetics Corporation	Lippert/Heilshorn & Associates
John Higgins, CFO	Don Markley or Bruce Voss
(650) 843-2800	(310) 691-7100
jhiggins@connetics.com	dmarkley@lhai.com
Press Release Code: CNCT-F
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